Exhibit 10.1
712 Fifth Avenue
New York, New York 10019
(212) 957-5003

January 28, 2015

PERSONAL AND CONFIDENTIAL

Mr. Harvey R. Blau
c/o Griffon Corporation
712 Fifth Avenue
NY, NY 10019

Dear Harvey:

Reference is hereby made to your employment agreement dated as of July 1, 2001 between you and Griffon Corporation, as amended to date (the “Agreement”). Notwithstanding any provision in the Agreement to the contrary, the term of the Consulting Period, as defined therein, is hereby extended to April 1, 2021.

Except as expressly modified herein, the terms and provisions of your consulting entitlements and obligations remain the same as they were immediately prior to the date hereof.

GRIFFON CORPORATION

By: /s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

Acknowledged and Agreed:

/s/ Harvey R. Blau
Harvey R. Blau
Dated: February 5, 2015